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                                                                   EXHIBIT 21.01

SUBSIDIARIES OF THE REGISTRANT                  STATE OF INCORPORATION
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Allied Pharmacy Service, Inc.                   Texas

Bailey Drug Company                             Delaware

Behrens Inc.                                    Texas

Cardal, Inc.                                    Ohio

Cardinal Florida, Inc.                          Florida

Cardinal Health Systems, Inc.                   Ohio

Cardinal Mississippi, Inc.                      Mississippi

Cardinal Syracuse, Inc.                         New York

Cardinal West, Inc.                             Nevada

CDI Investments, Inc.                           Delaware

CORD Logistics, Inc.                            Ohio

Chapman Drug Company                            Tennessee

James W. Daly, Inc.                             Massachusetts

Ellicott Drug Company                           New York

Humiston-Keeling, Inc.                          Illinois

Leader Drugstores, Inc.                         Delaware

Managed Pharmacy Benefits, Inc.                 Missouri

Marmac Distributors, Inc.                       Connecticut

Medical Strategies, Inc.                        Massachusetts

Medicine Shoppe International, Inc.             Delaware

National Pharmpak Services, Inc.                Ohio

National Specialty Services, Inc.               Tennessee

Ohio Valley-Clarksburg, Inc.                    Delaware

Phillipi Holdings, Inc.                         Ohio

Pyxis Corporation                               Delaware
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SUBSIDIARIES OF THE REGISTRANT                  STATE OF INCORPORATION
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Renlar Systems, Inc.                            Kentucky

Solomons Company                                Georgia

Whitmire Distribution Corporation               Delaware